Exhibit 10.1

                                                                February 7, 2007


                          2007 EXECUTIVE INCENTIVE PLAN

PURPOSE
-------

The 2007 Executive Incentive Plan of Dayton Superior Corporation (the "Company") is established to encourage the achievement of defined operational goals that contribute directly to the profits of the Company and to recognize employees whose performance exceeds normal expectations or requirements for their positions.

DEFINITIONS
-----------

--   Plan means this 2007 Executive Incentive Plan of the Company.

-- Compensation Committee means the Compensation Committee established by the Board of Directors of the Company.

--   Participant means an employee selected to participate in the Plan.

--   Year means a calendar year.

ADMINISTRATION
--------------

Participants in the Plan will have a bonus opportunity, which will be a percentage of their base salary. The percentage will vary by position and will reflect the level of responsibility of the individual Participant and will include market-based compensation comparisons. The percentage opportunity will be recommended by the President & Chief Executive Officer, subject to Compensation Committee approval. The Plan will be based upon the achievement of various financial goals approved by the Compensation Committee. The financial goals must be met before any bonuses will be awarded.

The Compensation Committee shall make all determinations of the financial targets required for the administration of the Plan. The Compensation Committee may also make such adjustment, including the determination as to which unusual or non-recurring items to include or exclude, as it, in its sole discretion, deems appropriate to properly reflect the Company's financial results.

The Compensation Committee must approve all Participants in the Plan and the achievement of the specified financial goals for distribution of awards.

ELIGIBILITY & COMPONENT ALLOCATION
----------------------------------

Plan Participants must be employed with the Company at the time of distribution. If a Plan Participant leaves prior to the payment incentive bonuses, the Participant will forfeit any bonus amount.

Payments will be made by March 31st of the year following the Plan year, subject to completion of the annual audit of the Company's financial statements.

Eligibility for participation in the Plan will be reviewed each year. For 2007, Plan participation eligibility and allocation are established for the executive group as follows:


                    ------------------------------------------------------------
                                      % of Salary At 100% of Target
                    ------------------------------------------------------------
                    Chief Executive   Executive Vice   Vice President   Director
                        Officer         President
--------------------------------------------------------------------------------
      Company EBIT*        60%             45%              30%            20%
--------------------------------------------------------------------------------
 Company Cash Flow*        40%             30%              20%            15%
--------------------------------------------------------------------------------
              Total       100%             75%              50%            35%
--------------------------------------------------------------------------------

                    ------------------------------------------------------------
                                      % of Salary Above 100% of Target
--------------------------------------------------------------------------------
For Each $1 Million
    Company EBIT           10%            7.5%               5%           3.5%
   Exceeding Target
--------------------------------------------------------------------------------


LIMITATIONS
-----------

The Plan is not to be construed as providing a guaranteed or minimum payment, or as constituting a contract of employment. No rights in the Plan shall be deemed to accrue to any Participant, and no Participant or other person shall, because of the Plan, acquire any right to an accounting or to examine the books or affairs of the Company.

The Compensation Committee may at any time terminate the Plan or effect such amendments thereto as it shall deem advisable and in the best interest of the Company; provided, that no such termination or amendment shall affect or impair any rights of such Participant with respect to the year in which such termination or amendment is made.


PERFORMANCE MEASURES
--------------------

The threshold for payment is 90% of the target scaled to 100%, using the EBIT and cash flow targets approved by the Compensation Committee.

At the 90% threshold, the Plan will pay out at 50% of the target bonus. If the Company does not achieve the threshold, any bonuses paid will be at the sole discretion of the Compensation Committee.

For each $1 million of EBIT above target, the Program will pay an additional bonus amount as a % of salary.



* As defined by the Compensation Committee